UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 17, 2024

Mercury Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Minuteman Road,	Andover,	Massachusetts	01810
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (978) 256-1300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRCY	Nasdaq Global Select Market

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 17, 2024, Mercury Systems, Inc. (the “Company” or “we”) publicly announced the implementation of a plan to consolidate our Mission Systems and Microelectronics divisions into one unified structure incorporating multiple business units and functions under the leadership of a Chief Operating Officer, as well as the elimination of a number of positions. This consolidation is designed to simplify our organizational structure, facilitate clearer accountability, align to our priorities to drive growth and value for all stakeholders, and reinvest in key growth areas of our business. We have continued the organizational structure effort that we implemented in the initial phase in January and have progressed deeper into the organization at the business unit and global function levels.

On June 17, 2024, we approved the next phase of this effort, and implemented a workforce reduction that will eliminate approximately 100 positions, resulting in expected restructuring charges of approximately $5 million for employee separation costs, which costs will be classified as restructuring and other charges within our statement of operations and other comprehensive income for the fiscal quarter ending June 28, 2024. The headcount savings, combined with other non-headcount savings, including discretionary and third-party spend primarily within R&D and cost of revenues, are expected to yield annualized savings of approximately $15 million, a portion of which is expected to be reinvested in the business with the remainder supporting improved profitability and operating leverage for our 2025 fiscal year.

Item 7.01 Regulation FD Disclosure.

In a press release dated June 18, 2024, furnished as exbibit 99.1 hereto, we discussed the cost reductions and other efficiencies created by the second phase of our strategic reorganization.

The press release is furnished as exhibit 99.1 hereto. The information provided in Item 7.01 of this Current Report on Form 8-K and the attached exhibit 99.1 shall not be deemed ‘filed’ for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” or the negative of those terms or other words of similar meaning. You should carefully read forward-looking statements, including statements that contain these words, because they discuss our future expectations or state other “forward-looking” information. Forward-looking statements are subject to numerous assumptions, risks, and uncertainties which change over time. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement.

Forward-looking statements include, but are not limited to, statements about the amount of anticipated cost savings and/or expenses from a workforce reduction. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our filings with the U.S. Securities and Exchange Commission (“SEC”). These risks and uncertainties include, without limitation, that the anticipated cost savings will not be realized or the expenses will be larger than anticipated; the risk that implementation will be materially delayed or will be more difficult than expected; the challenges of retaining key employees; diversion of management’s attention from ongoing business operations and opportunities; and general competitive, economic, political, defense budget, and market conditions and fluctuations.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see our SEC filings, including, but not limited to, our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2023, as filed with the SEC on August 15, 2023. These filings are available in the Investor Relations section of our website. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made. Except for any obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description
99.1          Press Release dated June 18, 2024
104          Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 18, 2024	MERCURY SYSTEMS, INC.

	By:	/s/ David E. Farnsworth
David E. Farnsworth
Executive Vice President, Chief Financial Officer

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